EXHIBIT 99.1

Jos. A. Bank Rejects Men's Wearhouse Acquisition Proposal; Will Continue to Review Strategic Acquisition Opportunities

HAMPSTEAD, Md., Dec. 23, 2013 (GLOBE NEWSWIRE) -- Jos. A. Bank Clothiers, Inc. (Nasdaq:JOSB) ("the Company") today responded to the non-binding acquisition proposal it received on November 26, 2013, from The Men's Wearhouse, Inc. (NYSE:MW) ("Men's Wearhouse"). The Company said that after thorough consideration by its Board of Directors, with the assistance of its financial and legal advisors, it has unanimously rejected the proposal made by Men's Wearhouse. The Company's Board of Directors concluded that the price proposed by Men's Wearhouse significantly undervalued the Company and its near and long-term potential and was not in the best interest of the Company's shareholders. Further, as the Company has said previously, it is reviewing all alternatives regarding potential strategic acquisition opportunities that would enable the Company to drive significant value for shareholders.

Robert N. Wildrick, Chairman of Jos. A. Bank, said, "Our Board undertook a thorough review and determined that the per share consideration in the proposal made to us by Men's Wearhouse was simply not in the best interest of our shareholders. At the same time, we continue to review acquisition opportunities that would represent a strong strategic fit with our Company and provide an opportunity to leverage our core competencies to drive meaningful growth, synergies and substantial value creation over the long term."

About Jos. A. Bank Clothiers

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 629 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the NASDAQ Global Select Market under the symbol "JOSB."

Our statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of our control that can affect our operating results, liquidity, and financial condition. Such factors include risks associated with domestic and international economic activity and inflation, weather, public health and other factors affecting consumer spending (including negative changes to consumer confidence and other recessionary pressures), higher energy and security costs, the successful implementation of our growth strategy (including our ability to finance our expansion plans), the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials (such as wool and cotton) and other production inputs (such as labor costs), seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs (including compliance with relevant legal requirements), the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors. The identified risk factors and other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including, but not limited to, those described under "Risk Factors" and/or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended February 2, 2013 and our Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We do not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in our assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT: For Jos. A. Bank - Media:
         Thomas Davies/Molly Morse
         Kekst and Company
         212-521-4873/212-521-4826
         thomas-davies@kekst.com
         molly-morse@kekst.com

         For Jos. A. Bank - Investment Community:
         David E. Ullman
         EVP/CFO
         410-239-5715